Exhibit 99.2

Medovex Corp. Announces Adds Jeffery Wright as Chief Financial Officer, Changes Auditors

Atlanta, GA—(Marketwired - Jan 29, 2015 -- Medovex Corp. (Nasdaq:MDVXU), a developer of medical technology products including the DenerveX device, announced today that the Board of Directors approved the appointment of Jeffery Wright as the Company’s Chief Financial Officer, and Frazier & Deeter LLP, an Atlanta based PCAOB licensed firm, as the Company’s new auditor.

The desire for an Atlanta based auditing firm was cited as the primary reason for the change in auditors (the previous auditors were based in New York City). There were no disagreements with prior auditors. Frazier & Deeter LLP has about 25 publicly-traded clients, including several in the biotechnology sector.

As a newly appointed member of the management team, Mr. Wright will be responsible for leading and managing all of the Company's corporate and managerial finance functions including planning, budgeting and analysis. Wright replaces Charles Farrahar, who will remain with the Company on a part-time basis as its Secretary.

"We believe Jeff's ideally suited for this position and expect that he will play a key role in supporting Medovex’s growth and business development initiatives," said Jarrett Gorlin, CEO of Medovex.

Prior to joining Medovex, Mr. Wright was an audit senior at Ernst & Young within the Assurance Services division, where he had an opportunity to help manage audits of large ($2 billion to $10 billion annual revenue) publicly-traded companies.  He also has experience auditing medium size ($2 million - $200 million annual revenue) privately-held companies in multiple industries with other accounting firms.

Prior to his career in public accounting, Mr. Wright worked as a trading analyst in the retirement trust services department at Reliance Trust Company, managing the institutional trading desk to settle mutual fund transactions with the National Securities Clearing Corporation. Mr. Wright holds Master of Professional Accountancy and Bachelor of Business Administration degrees from the Georgia State University Robinson College of Business and is a member of the Georgia Society of Certified Public Accountants.

About Medovex:

Medovex was formed to acquire and develop a diversified portfolio of potentially ground breaking medical technology products. Criteria for selection include those products with potential for significant improvement in the quality of patient care combined with cost effectiveness. The Company’s first pipeline product, the DenerveX device, is intended to provide long lasting relief from pain associated with facet joint syndrome at significantly less cost than currently available options. To learn more about Medovex Corp., visit www.medovex.com

Safe Harbor Statement

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Medovex Corp.
Jason Assad
470-505-9905
Jassad@medovex.com